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                                                                     EXHIBIT 7.8

                       AGREEMENT REGARDING JOINT FILING
                         OF STATEMENT ON SCHEDULE 13D

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $1.00 par value per share, of Oshman's Sporting Goods, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making a filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  March 2, 2001                   Gart Sports Company

                                        By: /s/ John Douglas Morton
                                        Name: John Douglas Morton
                                        Title: Chairman, President and CEO


                                        GSC Acquisition Corp

                                        By: /s/ John Douglas Morton
                                        Name: John Douglas Morton
                                        Title: Chairman, President and CEO